UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2012

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

                                                                                                                                                                                                 (Address of principal executive offices)                          (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

                                                                                          Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     This current report on Form 8-K/A amends the current report on Form 8-K of L&L Energy, Inc. dated April 8, 2011 filed with the Securities and Exchange Commission on April 12, 2012. The only amendments reflected in this Form 8-K/A are (i) the filing date is updated to reflect an error; filing date is April 8, 2012 (ii) the date associated with the attached press release is also updated to correct an error; press release was released and dated April 9, 2012.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 8, 2012, the Board of Directors of the Company unanimously elected Jingcai Yang as a director to the Board of Directors, effective immediately.  Mr. Yang is a well known leader in the China coal industry. He has over 30 years of experience, 16 of those spent with Shenhua Group Corporation Limited. Mr. Yang was formerly the Chief Engineer of Shenhua Group Corporation Limited before being promoted to Chairman & CEO of Shendong Coal Corporation. He now acts as Chairman & CEO of Ocean Wide Energy Investment Company in Beijing. Mr. Yang graduated from Fu Xin Mining Institute in 1977. Mr. Yang will serve as director until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

ITEM 8.01. Other Events.

On April 9, 2012, the Company issued a press release regarding the election of Mr. Yang as a Board member of the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 9, 2012.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer

 Date: April 12, 2012